Exhibit 10.1

AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
This AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is dated as of March 12, 2014 (this “Amendment”), among AMERESCO, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the "Guarantors" and collectively with the Borrower, the "Credit Parties"), THE LENDERS PARTY HERETO (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (the “Agent”).
WHEREAS, the Credit Parties, the Lenders, and the Agent are parties to that certain Second Amended and Restated Credit and Security Agreement dated as of June 30, 2011, among the Borrower, the Guarantors, the Lenders, and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Credit Parties, the Agent and the Lenders wish to waive and adjust certain of the financial covenants and revise other terms, as described herein;
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
1.Capitalized Terms. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.
2.    Waiver of Minimum EBITDA Covenant. The Lenders hereby waive compliance by the Credit Parties with the covenant set forth in Section 8.10(a) of the Credit Agreement for the four consecutive fiscal quarters ended December 31, 2013.
3.    Amendments to Credit Agreement.
(a)    Amendment to Section 1.1. The definitions of “Applicable Margin” and “Applicable Unused Fee Rate” and the definitions of “Eurodollar Base Rate” and “Eurodollar Reserve Percentage” contained in the definition of “Eurodollar Rate” in each case in Section 1.1 of the Credit Agreement are hereby deleted and replaced with the following:
“Applicable Margin” and “Applicable Unused Fee Rate” means, for any Type and Class of Loans the following percentages per annum:

Class of Loans	Applicable Margin (% per annum) for Base Rate Loans	Applicable Margin (% per annum) for LIBOR Loans	Applicable Unused Fee Rate (% per annum)
Revolving Loan	0.50%	2.00%	0.375%
Term Loan	0.50%	2.00%	Not applicable

AM 29874609.2

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Agent, as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Agent from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by the Agent. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars,
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.
(b)    Amendment to Section 8.10. Section 8.10 of the Credit Agreement is hereby deleted and replaced with the following:
(a)    Minimum EBITDA. The Credit Parties shall not permit EBITDA of the Core Ameresco Companies (i) for the period of four consecutive fiscal quarters ended March 31, 2014 to be less than $16,500,000, (ii) for the period of four consecutive fiscal quarters ended June 30, 2014 to be less than $22,000,000, (iii) for the period of four consecutive fiscal quarters ended September 30, 2014 to be less than $24,000,000, and (iv) for the period of four consecutive fiscal quarters ended December 31, 2014 and for any period of four fiscal quarters ended thereafter to be less than $27,000,000.
(b)    Total Funded Debt to EBITDA Ratio. The Credit Parties shall not permit the ratio of (a) Total Funded Debt of the Core Ameresco Companies as of the end of each fiscal quarter to (b) EBITDA of the Core Ameresco Companies for the period of four consecutive fiscal quarters most recently ended on (i) December 31, 2013 to exceed 2.00 to 1.00, (ii) March 31, 2014 to exceed 2.50 to 1.00, (iii) June 30, 2014 to exceed 2.25 to 1.00, and (iv) September 30, 2014 and thereafter to exceed 2.00 to 1.00.
(c)    Debt Service Coverage Ratio. The Credit Parties shall not permit the ratio of (a) Cash Flow of the Core Ameresco Companies at any time for the period of four fiscal quarters most recently ended prior to such time, to (b) Debt Service of the Core Ameresco Companies for such period of four fiscal quarters (i) with respect to the period of four fiscal quarters ended December 31, 2013 to be less than 1.50 to 1.00, (ii) with respect to the period of four fiscal quarters ended March 31, 2014 to be less than 1.25 to 1.00, and (iii), for the period of four fiscal quarters ended June 30, 2014 and thereafter, to be less than 1.50 to 1.00.
4.    Confirmation of Guaranty by Guarantors. Each Guarantor hereby confirms and agrees that all indebtedness, obligations or liability of the Borrower under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, actual or contingent, or direct or indirect, constitute “Obligations” under and as defined in the Credit Agreement and, subject to the limitation set forth in Section 3.8 of the Credit Agreement, are guaranteed by and entitled to the benefits of the Guaranty set forth in Article 3 of the Credit Agreement. Each Guarantor hereby ratifies and confirms the terms and provisions of such Guarantor’s Guaranty and agrees that all of such terms and provisions remain in full force and effect.
5.    Confirmation of Security Interests. Each Credit Party hereby confirms and agrees that all indebtedness, obligations and liabilities of the Credit Parties under the Credit Agreement as amended hereby, whether any such indebtedness, obligations and liabilities are now existing or hereafter arising, due or to become due, actual or contingent, or direct or indirect, constitute “Obligations” under and as defined in the Credit Agreement and are secured by the Collateral and entitled to the benefits of the grant of security interests pursuant to Article 4 of the Credit Agreement. The Credit Parties hereby ratify and confirm the terms and provisions of Article 4 of the Credit Agreement and agree that, after giving effect to this Amendment, all of such terms and provisions remain in full force and effect.
6.    No Default; Representations and Warranties, etc. The Credit Parties hereby confirm that, after giving effect to this Amendment, the representations and warranties of the Credit Parties contained in Article 5 of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each Credit Party hereby further represents and warrants that (a) the execution, delivery and performance by such Credit Party of this Amendment (i) have been duly authorized by all necessary action on the part of such Credit Party, (ii) will not violate any applicable law or regulation or the organizational documents of such Credit Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on such Credit Party or any of its assets, and (iv) do not require any consent, waiver, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or any Person (other than the Agent and the Lenders) which has not been made or obtained; and (b) it has duly executed and delivered this Amendment.
7.    Conditions to Effectiveness. This Amendment shall become effective upon the receipt by the Agent of the following:
(a)    counterparts of this Amendment duly executed by each of the parties hereto or written evidence reasonably satisfactory to the Agent that each of the parties hereto has signed a counterpart of this Amendment; and
(b)    payment by the Borrower to the Agent for the account of the Lenders of an amendment fee of $75,000, to be allocated to the Lenders in proportion to their respective Commitments.

8.    Miscellaneous.
(a)    Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. This Amendment shall constitute a Loan Document. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
(b)    This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
(c)    This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)    The Credit Parties agree to pay all reasonable expenses, including legal fees and disbursements incurred by the Agent in connection with this Amendment and the transactions contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AMERESCO, INC.

By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Vice President & Chief Financial Officer

GUARANTORS
AMERESCO ENERTECH, INC.
AMERESCO FEDERAL SOLUTIONS, INC.
AMERESCO PLANERGY HOUSING, INC.
AMERESCO QUANTUM, INC.
AMERESCO SELECT, INC.
AMERESCOSOLUTIONS, INC.
APPLIED ENERGY GROUP INC.
SIERRA ENERGY COMPANY
By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Treasurer
AMERESCO SOUTHWEST, INC.

By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Vice President and Treasurer
E.THREE CUSTOM ENERGY SOLUTIONS, LLC,
By: Sierra Energy Company, its sole member

By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Treasurer

Signature Page to Amendment No. 7 to Second Amended Ameresco Credit and Security Agreement]

AMERESCO ASSET SUSTAINABILITY GROUP LLC
AMERESCO EVANSVILLE, LLC
AMERESCO HAWAII LLC
AMERESCO INTELLIGENT SYSTEMS, LLC
AMERESCO LFG HOLDINGS LLC
AMERESCO PALMETTO LLC
AMERESCO SOLAR, LLC
AMERESCO SOLAR NEWBURYPORT LLC
AMERESCO SOLAR-PRODUCTS LLC
AMERESCO WOODLAND MEADOWS ROMULUS LLC
SELDERA LLC
SOLUTIONS HOLDINGS, LLC

By: Ameresco, Inc., its sole member

By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Vice President & Chief Financial Officer

AMERESCO SOLAR – SOLUTIONS LLC
AMERESCO SOLAR – TECHNOLOGIES LLC
By: Ameresco Solar LLC, its sole member
By: Ameresco, Inc., its sole member

By:   /s/  Andrew B. Spence
Name: Andrew B. Spence
Title: Vice President & Chief Financial Officer

Signature Page to Amendment No. 7 to Second Amended Ameresco Credit and Security Agreement]

AGENT:

BANK OF AMERICA, N.A.

By:   /s/  Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:   /s/  John F. Lynch
Name: John F. Lynch
Title: S.V.P.

WEBSTER BANK, N.A.

By:   /s/  Ann M. Meade
Name: Ann M. Meade
Title: Senior Vice President

[Signature Page to Amendment No. 7 to Second Amended Ameresco Credit and Security Agreement]